CONFIDENTIAL TREATMENT REQUESTED

Exhibit 10.1

[REDACTED VERSION]

Basic Supply Agreement

between

Infineon Technologies Asia Pacific Pte. Ltd.

168 Kallang Way; Singapore 349253

- hereinafter referred to as “Seller” -

and

Beijing Watch Data System Co. Ltd.

9 Wangjing Zhonghuan Nan Road,

Chaoyang Dist., Beijing, P.R.China

- hereinafter referred to as “Buyer” -

Seller and Buyer are hereinafter referred to as “Parties”.

Preamble

WHEREAS Buyer intends to procure from Seller products in the course of a long term cooperation; and

WHEREAS, for their mutual benefit, the Parties seek to secure the supply, to improve the planning, to ensure delivery on time, to minimize the respective stocks and to reduce the expenditures for the transaction of business.

NOW THEREFORE in consideration of the above, the Parties agree to the following terms and conditions:

1.	Subject of the Agreement

1.1	Subject of this Agreement is the procurement of the wafers for customer-specific products (hereafter referred to as “Products”) specified in the VPA for 2001 signed between Buyer and Infineon Technologies AG (hereafter referred to as “VPA”). Buyer shall place orders according to the volume stated in the VPA.

1.2	The products are delivered according to Section 2 within the scope of Buyer’s revolving forecast, subject to purchase orders of Buyer confirmed by Seller.

1.3	The terms and conditions of this Agreement shall apply to the Buyer’s affiliated company in Singapore - Watchdata Technologies Pte. Ltd..

2.	Demand Planning and Purchase Orders

2.1	Buyer shall place purchase orders with Seller covering his demand for three (3) months (hereinafter referred to as “Supply Period”). Such purchase orders shall be issued at least 19 weeks before the beginning of the respective Supply Period.

2.2	Together with his purchase orders Buyer shall furnish to Seller a forecast indicating his demand for the period of fifteen (15) months following the Supply Period.

The forecast shall show requirements, by item, for a period of 24 weeks, the first 12 weeks in weekly buckets, and the next 12 weeks in four-week buckets.

Seller shall consider the forecasts when planning his production capacities. If Seller does not object in writing within thirty (30) business days after receipt of the forecast, it will be deemed accepted by Seller, and Buyer may assume that Seller will accept purchase orders within this scope.

2.3

Buyer shall forward his purchase orders in writing to Seller’s relevant local subsidiary, Seller shall acknowledge the purchase orders within 5 business days after receipt thereof, as far as they do not exceed the forecast accepted by Seller, Seller shall make reasonable efforts to meet Buyer’s demand exceeding the forecast. In case Seller can accept a purchase order of Buyer exceeding the forecast only with modifications (for example concerning delivery date or quantity), the Parties will agree without delay on a mutually acceptable solution.

2.4	If subsequently to the acknowledgement of any purchase order Buyer requires an earlier or later delivery date as agreed, the Parties shall use best efforts to find a mutually acceptable solution.

2.5	The terms and conditions of this Basic Supply Agreement shall apply to any purchase order of Buyer regarding the Products even if they do not refer to it expressly. Any separate general terms and conditions of Buyer or Seller shall not apply.

2.6	In cases of a sudden change in market situations, Seller shall inform Buyer immediately of the effects of the change. Both parties shall then agree without delay on a mutually acceptable solution.

3.	Delivery

3.1	The products are delivered FCA Singapore according to Incoterms 2000.

3.2	If the delivery date is defined by day, Seller shall not deliver more than 10 days earlier or later as the agreed delivery day;

3.3	In case Seller realizes that he cannot adhere to the agreed delivery date, he shall without delay inform Buyer and indicate the prospective duration of the delay. The Parties shall immediately endeavour to find reasonable remedial measures.

3.4	If Seller is in delay with deliveries for which he is responsible and if Buyer substantiates that he has suffered damages due to the delay, he may claim per full week of delay liquidated damages of 0.5% of the price of the delayed Products up to a maximum amount of 5% of such price. Any further claims for damages due to the delay shall be excluded.

Further, Buyer may cancel the relevant separate purchase contract without incurring any liability, provided the Products have not been delivered within a reasonable grace period set by Buyer.

4.	Prices

4.1	The prices of the Products are specified in the VPA and are valid for the agreed upon time period.

4.2	The prices are based on the clause of the Incoterms 2000 as defined in Section 3.1 and include packaging. The respectively valid VAT shall be added to the price.

5.	Invoices and Terms of Payment

5.1	Seller shall issue for every delivery an invoice meeting the requirements of the tax laws. The invoice shall show the price per ordered Product, the order number and the Product part number.

5.2	Payments shall be effected in EURO.

5.3	The payment term shall be 30 days after date of invoice and shall be reviewed on a annually basis.

6.	Risk, Title

6.1	Risk of loss or damages shall pass onto Buyer according to the clause of the incoterms 2000 as defined in Section 3.1.

6.2	Seller retains title to the Products until all payment due to Seller have been finally effected by Buyer.

7.	Warranty

7.1	Seller assumes liability for defects of the Products including the lack of assured characteristics as follows:

Seller shall at his sole discretion repair or replace the faulty Products. In case these corrective actions fall within a reasonable period of time, Buyer is entitled to request price reduction or to cancel the relevant purchase contract and request Seller to take back the Products delivered (under such purchase contract) and to reimburse the purchase price.

7.2	The warranty period shall be 12 months starting on the date the risk of loss or damage has passed on to Buyer according to Section 6.1.

7.3	Seller’s liability for any further damages resulting from the defect(s) of the Products shall be limited pursuant to the stipulations of Section 12.

8.	Technical Changes

8.1	Seller is entitled to technically change the Products. He shall inform Buyer about the changes in writing 6 months before start of production of the changed Products.

8.2	If technical changes affect form, size, assembly, function or interfaces of the Products Buyer may, in order to cover his remaining demand, place purchase orders in accordance with Section 2.4 for the unchanged Products within 6 months after being informed about the technical changes by Seller.

9.	Discontinuance of Production

Should Seller plan to discontinue the production of Products, of which Buyer has procured from Seller a substantial amount within the last 12 months, he shall inform Buyer hereof in writing 6 months prior to such discontinuance. Buyer may, in order to cover his remaining demand, place orders in accordance with Section 2.4 until 6 months before discontinuance of production at the latest.

10.	Industrial and Intellectual Property Rights

10.1	If a third party raises justified claims against Buyer for infringement of intellectual property rights or copy rights (all together hereafter referred to as “Protective Rights”) by Products supplied by Seller, Seller shall at his cost acquire for Buyer a right to use the Product. In case this is not possible at economically reasonable conditions, Seller’s liability shall be limited as follows:

a)	Seller shall indemnify and hold harmless Buyer against any legal costs and damages of Buyer caused by Protective Right infringement by the Product as such up to the amount of an appropriate license fee, which the owner of the Protective Rights could claim directly form Seller for the use of the infringing Product.

b)	For future deliveries Seller shall, if economically reasonable, at its option and in compliance with the specifications defined in the VPA modify the Product to become non infringing or deliver an equivalent non infringing product.

Claims shall be deemed justified only if they are acknowledged as such by Seller or finally adjudicated as such by a court of competent jurisdiction.

10.2	The obligations of Seller mentioned in Section 10.1 above apply under the precondition that Buyer informs Seller without delay in writing of any claims for infringement of Protective Rights, does not accept on his own any such claims and conducts any disputes, including settlements out of court, only in agreement with Seller.

10.3

Any liability of Seller pursuant to Section 10.1 shall be excluded, if the infringement of Protective Rights is not caused by the Product itself, for example if such infringement results from the application of the Product (including any application-specific circuitry implemented in the Product), unless Seller did offer the Product especially for such infringing application.

10.4	Any liability of Seller shall also be excluded, if the infringement of Protective Rights results from specific instructions given by Buyer or the fact that the Product has been changed by Buyer or is being used in conjunction with products not delivered by Seller, which convert an otherwise non-infringing Product to an infringing Product.

11.	Confidential Information

11.1	The Parties shall use all information, which they receive in connection with this Agreement and which has been marked as confidential, only for the purposes of this Agreement and they shall keep this information confidential to third parties with the same degree of care as they use with respect to their own confidential information. This obligation shall survive the expiration or termination of this Agreement for a period of 3 years.

11.2	This obligation shall not apply to information, which is or becomes public knowledge or which is provably independently developed or lawfully received from a third party.

12.	Liability

12.1	Seller assumes liability for any personal injury for which he is found responsible without limitation. If found responsible for property damages of Buyer, Seller shall indemnify Buyer for expenses incurred for restoration of the damaged property up to a maximum amount of DM 1 Million per damage event.

12.2	Apart from warranties and liabilities expressly stipulated in this Agreement, Seller disclaims all liability regardless of the cause in law, in particular the liability for indirect or consequential damages arising from interrupted operation, loss of profits, loss of information and data, unless in cases of gross negligence, intent, lack of assured characteristics or in any cases where liability is mandatory at law.

13.	Term

This Agreement shall be effective as from 1st January 2001 and shall run for an unlimited period of time. It may be terminated by either Party to the end of each calendar year upon six (6) months prior written notice.

14.	Arbitration

14.1	All disputes arising out of or in connection with this Agreement or individual purchase contracts signed hereunder, including any question regarding their existence, validity or termination, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce, Paris (“Rules”) by three arbitrators in accordance with the said Rules.

14.2	Each party shall nominate one arbitrator for confirmation by the competent authority under the applicable Rules (“Appointing Authority”). Both arbitrators shall agree on the third arbitrator within 30 days. Should the two arbitrators fall within the abovetime-limit to reach agreement on the third arbitrator, he shall be appointed by the Appointing Authority.

14.3	The seat of arbitration shall be Singapore. The procedural law of this place shall apply where the Rules are silent.

14.4	The language to be used in the arbitration proceeding shall be English.

15.	Applicable Law

This Agreement and individual purchase contracts signed between the Parties hereunder shall be governed by and construed in accordance with the law in force in Singapore without reference to its conflicts of law provisions. The application of the United Nations Convention of Contracts for the International Sale of Goods of April 11, 1980 shall be excluded.

16.	Assignment

Neither Party may assign this Agreement, delegate its obligations or assign its rights thereunder without the prior written consent of the other Party.

17.	Miscellaneous

17.1	Alterations and amendments to this Agreement shall only be valid if made in writing.

17.2	The effectiveness of this Agreement shall not be impaired if any provision of this Agreement should be completely or partially invalid or unenforceable. In this case, the Parties shall agree on a provision, that meets the economical intention of the invalid or unenforceable provision.

Date : 2000/09/30	Date : 26/09/2000

Beijing Watch Data System Co. Ltd.	Infineon Technologies Asia Pacific Pte. Ltd.

/s/ Wang Youjun	/s/ Tony Ng
Tony Ng
[Company Seal]	Vice President, Sales Asia Pacific

/s/ Joerg Ayrle
Joerg Ayrle
Vice President, Business Administration

Infineon Technologies Asia Pacific Pte. Ltd.
168, Kallang Way,
Singapore 349253

- CONFIDENTIAL -

Volume Purchase Agreement

This Volume Purchase Agreement (“VPA”) is entered into between Infineon Technologies Asia Pacific Pte Ltd (“IFAP”), with its place of business at 168 Kallang Way, Singapore 349253 and Beijing WatchData System Co. Ltd., (“BJWD”) with its place of business at No. 9 Wangjing Zhong Huan Nan Lu, Chaoyang District, Beijing 100102 P.R. China. Hereinafter collectively referred to as “Parties”, confirm to have arrangements of acceptance and purchase of products mentioned hereafter.

WHEREAS IFAP and BJWD have on 30th September 2000 entered into a Basic Supply Agreement (“BSA”) and the terms and conditions of the BSA shall be incorporated into this VPA by reference.

WHEREAS further to the BSA, the Parties wish to set out the conditions concerning quantities and agreed pricing of products in this VPA as a supplemental to the BSA for Year 2004 commencing from 1st January 2004 to 31st December 2004.

1.	Purchase Contract

1.1.	Unless otherwise provided in this VPA or agreed by both Parties in writing, the BSA shall form an integral part and shall be applied to this VPA.

2.	Quantity and Price

2.1.	For the purpose of this VPA, Products shall mean the parts listed in the table under Section 2.4.

2.2.	In the event that the quantities purchased by BJWD does not meet the quantities as specified in the table under Section 2.4, prices quoted in the table will be subjected to revision.

2.3.	In the event that there is allocation in the supply of the Products, IFAP, and it’s subsidiary, Infineon Technologies Wuxi Co. Ltd. may revise the prices as set out in the table under Section 2.4 accordingly.

2.4.	The agreed pricing shall be applicable for quantities purchased by BJWD from IFAP or Infineon Technologies Wuxi Co. Ltd. and the charges are set forth as below:

- CONFIDENTIAL -

No.	Part Number Product type	Quantity (In K pcs)	Unit Price Chip sawn (RMB without VAT ) ex Works Wuxi	Unit Price Module (RMB without VAT) ex Works Wuxi
1.	***	***	***
2.	***	***	***	***
3.	***	***	***	***
4.	***	***	***	***
5.	***	***	***	***
6.	***	***	***	***
7.	***	***	***	***
8.	***	***	***	***
9.	***	***	***	***
10.	***	***	***	***
11.	***	***	***	***
12.	***	***	***

Note:-

a.	Price and quantity are valid only for deliveries from 1st January 2004 to 31st December 2004.

b.	***

c.	***

d.	***

e.	***

f.	***

g.	***

- CONFIDENTIAL -

2.5.	All payments made under this VPA shall be in Euro if the invoice is issued by IFAP and in RMB if the invoice is issued by Infineon Technologies Wuxi Co. Ltd.

2.6.	The defined pricing is only valid for the above mentioned VPA quantities.

3.	Effective Date

3.1	This Contract shall be effective upon the signatures of both Parties below and shall expire on 31st December 2004.

THE ABOVE VPA HAS BEEN ACCEPTED BY THE PARTIES BELOW:

Infineon Technologies Asia Pacific Pte Ltd		Beijing WatchData System Co. Ltd

By:	/s/ Yan Huey Miin	By:	/s/ Wang Youjun
	Yan Huey Miin		Wang Youjun
	Director, Sales Business Administration		Chief Executive Officer

Date:	24.12.2003	Date:	2003.12.30

[Company Seal]		[Company Seal]